Exhibit (h)(7)

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made and entered into as of July 29, 2025, by and among Brown Brothers Harriman & Co. (“BBH&Co.”), Mitsubishi UFJ Trust and Banking Corporation (“Mitsubishi”), acting both through its Tokyo office (“MUTB - Tokyo”) and through its New York Branch (“MUTB - New York”), and KraneShares Trust (“Trust”), acting in respect of each of its series listed on Schedule 1 to the SLAA (as defined below), as may be amended from time to time (“Funds”).

WHEREAS, BBH&Co. and the Trust are parties to that certain Custodian and Transfer Agent Agreement, dated as of December 12, 2012, together with all schedules thereto and as amended from time to time (together, the “Custody Agreement”) pursuant to which, among other things, the Trust has appointed BBH&Co. to serve as custodian for the Funds (in such capacity, the “Custodian”); and

WHEREAS, BBH&Co. and the Funds are parties to that certain Securities Lending Agency Agreement, dated as of February 1, 2018, together with all schedules thereto and as amended from time to time (the “SLAA”) pursuant to which BBH&Co. serves as the securities lending agent of the Funds; and

WHEREAS, under the terms of the SLAA, BBH&Co. as agent for the Funds, has entered into securities loans with various borrowers approved by the Funds (each, an “Approved Borrower”) under the terms of the securities loan agreements between BBH&Co. as agent for the Funds and such Approved Borrowers (each such securities loan agreement, a “Borrower SLA”);

WHEREAS, BBH&Co. and MUTB - Tokyo have entered into an arrangement (“MUTB - Tokyo-BBH Arrangement”) pursuant to which (a) BBH&Co. has agreed to transfer to MUTB - New York and MUTB - New York has agreed to assume certain of BBH&Co.’s rights and indemnification obligations in its securities lending business, including BBH&Co.’s securities lending service responsibilities under the SLAA, and (b) BBH&Co. has agreed to transfer to MUTB - Tokyo and MUTB - Tokyo has agreed to assume certain other of BBH&Co.’s indemnification obligations under the SLAA; and

WHEREAS, BBH&Co., MUTB - Tokyo and MUTB - New York, desire for the MUTB - Tokyo-BBH Arrangement to include the assignment and assumption of all of BBH&Co.’s rights and indemnification obligations under the SLAA;

NOW THEREFORE, in consideration of the mutual covenants and agreements herein made and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

1.	Transfer and Assignment from BBH&Co. and Assumption by MUTB - New York. On or about August 29, 2025, which date will be confirmed to the Trust no fewer than five business days prior to its effectiveness (the “Transfer Date”), BBH&Co. shall transfer and assign to MUTB - New York, and MUTB - New York shall accept the assignment and assume, all of BBH&Co.’s rights, title and interest in and to the SLAA and all of BBH&Co.’s indemnification obligations and liabilities under the SLAA, including all Losses (as defined herein) other than Losses arising from Section 8 of the SLAA (the “Borrower Default Indemnification Obligations”), whether arising on or after the Transfer Date, in each case subject to the amendments effected pursuant to Section 3 hereof (collectively, the “Rights and Obligations”) and subject to the Trust’s Board of Trustees approving this Agreement (the “Precondition”), the Funds consent to such transfer and assignment. Subject to the foregoing and except as set forth in Section 2, below, as relates to the Borrower Default Indemnification Obligations, MUTB - New York hereby agrees that on and after the Transfer Date, it shall (a) accept all liabilities and indemnification obligations and perform all other obligations of BBH&Co. set forth in the SLAA, (b) be bound by and entitled to the benefits of the SLAA, and (c) be recognized as BBH&Co.’s successor-in-interest in and to the Rights and Obligations under the SLAA. Furthermore, as of the Transfer Date, any outstanding securities loan transaction will become subject to the respective securities loan agreement between MUTB - New York (or any other applicable branch of Mitsubishi) and the relevant Approved Borrower for the respective Funds.

2.	Transfer and Assignment from BBH&Co. and Assumption by MUTB - Tokyo. Subject to the Precondition, on and after the Transfer Date, BBH&Co. shall transfer and assign to MUTB - Tokyo, and MUTB - Tokyo shall accept, assume and agree to pay and perform all of the Borrower Default Indemnification Obligations of BBH&Co. under the SLAA and be bound by the terms thereof as if MUTB - Tokyo were the original party named in the SLAA. For the avoidance of doubt, the Borrower Default Indemnification Obligations will become the direct obligations of MUTB - Tokyo, while MUTB - New York assumes direct and primary responsibility, as set forth in Section 1 above, for Losses other than the Borrower Default Indemnification Obligations.

3.	Certain Acknowledgements and Amendments to the SLAA.

(a) The Trust, on behalf of the Funds, MUTB - Tokyo and MUTB - New York acknowledge and agree that, on and after the Transfer Date, the Custodian will, by written agreement (“Subcustody Agreement”), appoint MUTB - New York as subcustodian for the Funds subject to at least the same standard of care as is imposed on BBH&Co. under the Custody Agreement; and consistent therewith, Section 14.23 of the Custody Agreement will be amended to reflect that MUTB - New York is appointed as and included in the definition of “Subcustodian” in the Custody Agreement. As Subcustodian for the Funds, MUTB - New York will, at a minimum (i) receive and disburse cash balances and cash collateral, (ii) hold any short-term investments; and (iii) hold any non-cash collateral collected from Borrowers intra-day in respect of securities loans in a joint account of MUTB - New York. BBH&Co. will directly provide MUTB - New York with such Custody Account, Collateral Account and other account information, and only such information, as MUTB - New York requires to perform its role as securities lending agent of the Funds.

(b) Each of the Trust, MUTB - New York and MUTB - Tokyo agrees that, on and after the Transfer Date, the SLAA shall be amended as set forth on Exhibit A.

4.	Release.

(a) Subject to the release provided in Section 4(b) below, on and after the Transfer Date, BBH&Co. will not have any rights or obligations or Borrower Default Indemnification Obligations to the Trust, the Funds, MUTB - New York or MUTB - Tokyo, such parties’ affiliates, and its and their respective partners, officers, directors, employees, agents, and its and their respective representatives, successors and assigns (collectively, the “Releasors”) for any damages, losses, payments, judgments, out-of-pocket costs, expenses or fees (including reasonable and documented legal), liabilities, obligations, taxes, interests, awards and penalties, including as a result of any action by a governmental entity directly or indirectly relating to, arising out of, or resulting from the provision of securities lending services by MUTB - New York or any of its affiliates to the Funds pursuant to the SLAA (together, “Losses”). Subject to the release provided in Section 4(c) below, on and after the Transfer Date, the Trust and the Funds will not have any rights or obligations to BBH&Co., each of its affiliates, and its and their respective partners, officers, directors, employees, agents, and its and their respective representatives, successors and assigns (collectively, the “Releasees”) for any Losses that arise on or after the Transfer Date. For the avoidance of doubt, BBH&Co. does not intend “documented legal fees” as referenced in the first sentence of this Section 4(a) to include legal fees incurred by BBH&Co. in a suit against the Trust or the Funds.

(b) Each of the Releasors does, to the fullest extent permitted by law, hereby unconditionally release, waive and discharge the Releasees from and with respect to any and all Losses, rights, actions, causes of action, security interests, accounts, debts, demands, agreements, promises, controversies, charges, and judgments (“Claims”), of any kind, nature or description, whether known or unknown, disclosed or undisclosed, matured or not matured, liquidated or not liquidated, fixed or contingent howsoever arising, whether based on any law or right of action, which Releasors, or any of them, ever had, now or may have against the Releasees, or any of them, in each case to the extent arising out of, relating to or resulting from, MUTB - New York and MUTB - Tokyo or their respective affiliates’ provision of securities lending services to the Funds on and after the Transfer Date (the “Released Matters”).

(c) BBH&Co., each of its affiliates, and its and their partners, officers, directors, employees, agents, and its and their respective representatives, successors and assigns do, to the fullest extent permitted by law, hereby unconditionally release, waive and discharge, the Trust and the Funds and each of their affiliates, and its and their respective partners, officers, directors, employees, agents and representatives, and its and their respective successors and assigns, from and with respect to any and all Losses, Claims of any kind, nature or description, whether known or unknown, disclosed or undisclosed, matured or not matured, liquidated or not liquidated, fixed or contingent howsoever arising, whether based on any law or right of action, which Releasees, or any of them, ever had, now or may have against the Trust or Funds, or any of them, in each case to the extent arising out of, relating to or resulting from, MUTB - New York and MUTB - Tokyo or their respective affiliates’ provision of securities lending services to the Funds, on and after the Transfer Date.

(d) The release contemplated by this Section 4 is intended to be as broad as permitted by law and is intended to, and does, to the fullest extent permitted by law, extinguish all Claims of any kind whatsoever, whether in law or equity or otherwise, that are based on or relate to facts, conditions, actions or omissions with respect to the Released Matters. Furthermore, the parties hereby expressly waive to the fullest extent permitted by law the provisions, rights and benefits of California Civil Code Section 1542 (or any similar law), which provides:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

(e) Nothing in this Section 4 shall (i) constitute a release by any party of any Claim arising under this Agreement or arising prior to the Transfer Date, or (ii) release, waive or modify any rights pursuant to any other agreements (including the Custody Agreement), arrangements, or understandings between the parties other than the SLAA. For the avoidance of doubt, neither (i) nor (ii) in the immediately preceding sentence shall constitute Released Matters. Furthermore, notwithstanding anything to the contrary in this Agreement, the parties agree that (I) the Custodian’s rights, obligations, liabilities and indemnifications, including (but not limited to) as set forth in Sections 5.5, 6.17 and 8.6 of the Custody Agreement, apply to Investments and Collateral held by MUTB - Agents (as defined herein) and (II) the last sentence of Section 8.6 of the Custody Agreement shall not apply to, MUTB – New York or MUTB - Agents. For the avoidance of doubt, nothing herein shall be construed to mean that the Custodian is responsible for any market risk, investment risk or reinvestment risk related to the SLAA with respect to the Investments and Collateral.

5.	Appointment by MUTB - New York of one or more MUTB - Agents; Instructions. The Funds acknowledge and agree that, under the terms of the SLAA, MUTB - New York may appoint Mitsubishi UFJ Investor Services & Banking (Luxembourg) S.A., JP Morgan Chase Bank, National Association, the Bank of New York, Euroclear, Clearstream or any other custodian or depository, including an affiliate, as a custodian (each, an “MUTB - Agent”) of non-cash collateral to be held in connection with securities loan transactions, provided each such MUTB - Agent satisfies the requirements set forth in Section 17(f) of the Investment Company Act of 1940, as amended (the “1940 Act”) and further provided MUTB - New York, in selecting such MUTB - Agents, meets its applicable standard of care. Under such circumstances, the Funds hereby authorize MUTB - New York to give instructions to any such MUTB - Agent to deliver, receive, or otherwise transfer such securities, collateral, and investments on behalf of the Funds in order to facilitate securities loan transactions. The Funds acknowledge that, solely in connection with the transit of collateral, such collateral may be commingled and held in an omnibus account at an MUTB - Agent, to the extent consistent with the requirements of the 1940 Act, it being understood that MUTB - New York shall separately reflect the interests and transactions of the Funds on MUTB - New York’s books and records. The Funds agree that where securities delivered to an omnibus account are fungible in nature, the Funds shall have the right to equivalent securities, rather than specific securities, held in the omnibus account at any given time.

6.	Notices. All notices, demands and other communications hereunder shall be in writing and delivered or transmitted (as the case may be) by registered or overnight mail, electronic message, facsimile, telex or courier, or be effected by telephone promptly confirmed in writing and delivered or transmitted as aforesaid, to the intended recipient in accordance each party’s notice details reflected below, or to such other person or addressees as may be designated in writing by the party to receive such notice. Notices shall be effective upon receipt.

If to BBH&Co.:

Brown Brothers Harriman & Co.

140 Broadway

New York, New York 10005

Attention: David Sternberg, General Counsel

Telephone: (212) 493-8354

Email: david.sternberg@bbh.com

If to MUTB - New York:

Mitsubishi UFJ Trust and Banking Corporation, New York Branch

1221 Avenue of the Americas, 10th Floor

New York, NY 10020

Attention: Head of GSLS

Email: gsls.management@ny.tr.mufg.jp

With a copy to:

Mitsubishi UFJ Trust and Banking Corporation, London Branch

24 Lombard Street, London EC4V 9AJ, United Kingdom

Attention: Head of GSLS

Email: gsls@ldn.tr.mufg.jp

If to MUTB - Tokyo:

Mitsubishi UFJ Trust and Banking Corporation

1-4-5 Marunouchi Chiyoda ku

Tokyo 100-8212

Attn: [●]

Telephone: [●]

Email: [●]

If to the Funds:

KraneShares Trust

c/o Krane Funds Advisors, LLC

280 Park Avenue, 32nd Floor

New York, New York 10017

Attn: James Maund

Telephone: 646-293-0940

Email: James.Maund@kraneshares.com

With a copy to:

KraneShares Trust

c/o Krane Funds Advisors, LLC

280 Park Avenue, 32nd Floor

New York, New York 10017

Attn: Odette Gafner

Telephone: 646-293-0913

Email: Odette.Gafner@kraneshares.com

7.	Further Assurances. The parties hereto agree that they shall take, and shall cause their respective affiliates to take, all appropriate action and execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the provisions hereof.

8.	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against the party whose signature appears thereon, and all of which shall together constitute one and the same instrument. The execution and delivery of this Agreement may be affected by facsimile or any other electronic means such as “.pdf” or “.jpg” files.

9.	Binding Effect; Assignment; No Third-Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Except as expressly provided herein, this Agreement and all rights hereunder may not be assigned by any party except by prior written consent of the other parties. The parties intend that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties. The parties agree that the headings are for convenience only and shall have no interpretive effect.

10.	Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement is governed by, and construed in accordance with, the law governing the SLAA. Each party hereby irrevocably waives any right that it might have to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or the transactions contemplated hereby.

[Signature page follows]

IN WITNESS WHEREOF, each of the parties has caused this Assignment and Assumption Agreement to be executed on its behalf as of the date specified above.

BROWN BROTHERS HARRIMAN & CO.

By:
Name:	Sarah A. Holmes
Title:	Principal

Mitsubishi UFJ Trust and Banking Corporation,
ACTING THROUGH ITS New York Branch

By:
Name:
Title:

MITSUBISHI UFJ TRUST AND BANKING CORPORATION,
ACTING THROUGH ITS TOKYO OFFICE

By:
Name:
Title:

KRANESHARES TRUST,

acting solely in respect of each series listed on Schedule 1 to the SLAA

By:
Name:	Jonathan Shelon
Title:	Vice President

EXHIBIT A

The SLAA is amended as follows:

1.	Section 13 is amended as follows:

Responsibilities of MUTB - New York. Subject to the requirements of applicable law, MUTB - New York shall be liable for Losses incurred by a Fund in connection with this securities lending program to the extent that such Losses result from the negligence or willful misconduct of MUTB - New York or its agents, including MUTB Agents, in the performance of its duties under the SLAA. Notwithstanding anything to the contrary MUTB - New York shall not be liable for Losses caused by or resulting from the acts or omissions (including insolvency) of the Fund, any agent of the Fund, or any pricing service, book-entry system, or depository; nor shall MUTB - New York be responsible for any special, punitive, indirect or consequential damages, whether or not apprised of the likelihood of such damages. MUTB - New York, in determining the market value of securities, including without limitation Collateral, may rely upon any recognized pricing service and in no event be liable for any Losses due to errors made by such service.

2.	Section 29 of the SLAA is supplemented as follows:

Hong Kong Listed Shares. With respect to Available Securities ("HK Shares") that are within scope of section 310 (duty of disclosure) of the Securities and Futures Ordinance of Hong Kong Special Administrative Region of the People's Republic of China, the Fund instructs MUTB - New York that HK Shares may be used for the purposes of securities lending only, and no other purpose, and on terms that: (i) the Approved Borrower delivers Collateral exceeding the market value of the HK Shares; (ii) the Collateral is thereafter maintained in an amount at least equal to the daily market value of the HK Shares; and that the loan may be terminated on notice at any time.

3.	Schedule 6 of the SLAA is deleted in its entirety and replaced with Schedule 6 attached to this Agreement.

4.	Schedule 8 of the SLAA is deleted in its entirety and replaced with Schedule 8 attached to this Agreement.

5.	Schedule 9 of the SLAA is deleted in its entirety and replaced with Schedule 9 attached to this Agreement.

SCHEDULE 6

LIST OF APPROVED PERSONS

For the Fund:	For MUTB - Tokyo:	For MUTB - New York:
[Brendan Ahern Jonathan Shelon Jonathan Krane James Maund Odette Gafner]

SCHEDULE 8

NOTICES

If to the Fund:

KraneShares Trust

c/o Krane Funds Advisors, LLC

280 Park Avenue, 32nd Floor

New York, New York 10017

Attn: James Maund

Telephone: 646-293-0940

Email: James.Maund@kraneshares.com

With a copy to:

KraneShares Trust

c/o Krane Funds Advisors, LLC

280 Park Avenue, 32nd Floor

New York, New York 10017

Attn: Odette Gafner

Telephone: 646-293-0913

Email: Odette.Gafner@kraneshares.com

If to MUTB - New York:

Mitsubishi UFJ Trust and Banking Corporation, New York Branch

1221 Avenue of the Americas, 10th Floor

New York, NY 10020

Attention: Head of GSLS

Email: gsls.management@ny.tr.mufg.jp

With a copy to:

Mitsubishi UFJ Trust and Banking Corporation, London Branch

24 Lombard Street, London EC4V 9AJ, United Kingdom

Attention: Head of GSLS

Email: gsls@ldn.tr.mufg.jp

If to MUTB - Tokyo:

Mitsubishi UFJ Trust and Banking Corporation

1-4-5 Marunouchi Chiyoda ku

Tokyo 100-8212

Attn: [●]

Telephone: [●]

Email: [●]

SCHEDULE 9

FUNDS TRANSFER STANDING INSTRUCTION

This Funds Transfer Standing Instruction is dated as of ________________, 20__ between _________________________________________ (the “Agent”) and _________________ (the “Lender”).

The Agent and the Lender entered into a Securities Lending Agency Agreement dated as of _______________, as amended (the “SLAA”). The Lender desires to provide a standing instruction to the Agent in connection with the electronic wire transfer of income and other payments to the Lender and/or the investment of cash Collateral (as defined in the SLAA) as provided in the SLAA (each a “Payment Order”). The parties hereto agree as follows:

1. Execution of Payment Orders. The Agent is hereby instructed by the Lender to execute each Payment Order, whether denominated in United States dollars or other applicable currencies, by remitting each such payment as follows:

Payment Orders of Income and Other Payments (excluding Collateral):

Currency:

Destination Bank:

ABA or Sort Code:

Address:

Beneficiary Name:

Beneficiary Account Number:

Authorized Maximum Amount per Payment Order:

With respect to Payment Orders for the investment of cash Collateral, the account opening application(s), subscription agreement(s) and/or other documents in connection therewith (collectively, the “Investment Documents”) executed by the Lender and/or the Agent on behalf of the Lender for the investment of Collateral shall constitute a standing instruction to the Agent to wire transfer cash for investment in such Collateral.

The Agent will not contact the Lender to verify the above information (or the information in the Investment Documents) prior to the execution of any Payment Order. In addition, the Lender agrees and acknowledges in connection with (i) the size, type and frequency of Payment Orders normally issued or expected to be issued by the Lender to the Agent, (ii) all means of electronic funds transfer offered to the Lender by the Agent, and (iii) the usual security procedures used by Lender and receiving banks similarly situated, the process described above shall be deemed commercially reasonable.

2. Cancellation or Modification of Standing Instruction Payment Orders. The Lender may cancel or modify a Payment Order by providing written notice to the Agent in such form as the Agent shall require. In such event, the Agent shall have no liability for its failure to act on a cancellation or modification instruction unless the Agent has received such instruction at a time and in a manner affording the Agent reasonable opportunity to act prior to the Agent’s execution of the Payment Order.

3. Responsibility for the Detection of Errors and Unauthorized Payment Orders. The Lender hereby acknowledges that the Agent will act on the basis of the Beneficiary Account Number given above. The Agent shall not be responsible for confirming that the Beneficiary Name owns the Beneficiary Account Number specified. The Agent shall not be liable for interest on the amount of any Payment Order that was not authorized or was erroneously executed unless the Lender so notifies the Agent within thirty (30) business days following the Lender’s receipt of notice that such Payment Order had been processed. If a Payment Order was not authorized by the Lender or interest on any amount is payable by the Agent to the Lender, the liability of the parties will be governed by the applicable provisions of Article 4A of the Uniform Commercial Code of the State of New York. Notwithstanding anything in this Funds Transfer Standing Instruction and the SLA to the contrary, the Agent shall in no event be liable for any consequential or special damages under this Funds Transfer Standing Instruction, even if the Agent has been advised of the possibility of such damages.

4. Laws and Regulations. The rights and obligations of the Agent and the Lender with respect to any Payment Order executed pursuant to this Funds Transfer Standing Instruction will be governed by any applicable laws, regulations, circulars and funds transfer system rules, the laws and regulations of the United States of America and of other relevant countries including exchange control regulations and limitations on dealings or other sanctions, and including without limitation those sanctions imposed under the law of the United States of America by the Office of Foreign Assets Control. Any taxes, fines, costs, charges or fees imposed by relevant authorities on such transactions shall be for the account of the Lender. The terms and conditions of this Funds Transfer Standing Instruction are in addition to the terms and conditions of the SLAA.

IN WITNESS WHEREOF, each party hereto acknowledges its agreement with the terms above.

Accepted and agreed:

[LENDER]
By:	By:
Name:	Name:
Title:	Title:

CERTIFICATE OF INCUMBENCY & AUTHORITY

I, ______________________________ do hereby certify that I am the qualified and acting __________________ (title of officer) of __________________ and that the person(s) whose name(s) and signature(s) appear below is (are) authorized to execute, on behalf of _______________________ [Name of Lender] (the “Company”) all agreements, schedules, contracts, papers, documents and related and instruments in connection with the securities lending program of [INSERT NAME OF AGENT]; that the signature(s) appearing below is (are) its (their) true and correct signature(s); and that the execution and delivery thereof are not prohibited by, or in any manner restricted by, the terms of the organizational documents of the Company or of any other agreement, indenture or contract to which the Company is a party or under which it is bound.

Name

Signature

Title

IN WITNESS WHEREOF, I have set my hand and affix the Seal of the Company this _________ day of _________________, 20__.

[Name of Lender]

[SEAL]	By:

Title: